EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Patrick A. Remmert Jr., certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2018-C14 Commercial Mortgage Trust  (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hilton Clearwater Beach Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 20 Times Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 20 Times Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 20 Times Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the  20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Holiday Inn FiDi Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Holiday Inn FiDi Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Holiday Inn FiDi Mortgage Loan, Citibank, N.A., as Custodian for the Holiday Inn FiDi Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Holiday Inn FiDi Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Sheraton Grand Nashville Downtown Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Sheraton Grand Nashville Downtown Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sheraton Grand Nashville Downtown Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sheraton Grand Nashville Downtown Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Sheraton Grand Nashville Downtown Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Sheraton Grand Nashville Downtown Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Sheraton Grand Nashville Downtown Mortgage Loan.

Dated: March 15, 2023

/s/ Patrick Remmert Jr.

Patrick A. Remmert Jr.

Authorized Signatory

(senior officer in charge of securitization of the depositor)